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EXHIBIT 99.5

                                INSTRUCTION TO
              BOOK-ENTRY TRANSFER FACILITY PARTICIPANT FROM OWNER
                                      OF
                    TERRA NOVA INSURANCE (UK) HOLDINGS PLC

                          7.2% SENIOR NOTES DUE 2007


TO PARTICIPANT OF THE BOOK-ENTRY TRANSFER FACILITY:

     The undersigned hereby acknowledges receipt of the Prospectus dated November __, 1997 (the "Prospectus") of Terra Nova Insurance (UK) Holdings plc, a public limited company organized under the laws of England and Wales (the "Issuer"), and the accompanying Letter of Transmittal (the "Letter of Transmittal"), that together constitute the Issuer's offer (the "Exchange Offer"). Capitalized terms used but not defined herein have the meaning as ascribed to them in the Prospectus.

     This will instruct you, the book-entry transfer facility participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Old Notes held by you for the account of the undersigned.

     The aggregate face amount of the Old Notes held by you for the account of the undersigned is (fill in amount):

     $______ of the 7.2% Senior Notes due 2007.

     With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

[_] To TENDER the following Old Notes held by you for the account of the undersigned (insert principal amount of Old Notes to be tendered, if any):

     $______ of the 7.2% Senior Notes due 2007.

[_] NOT to TENDER any Old Notes held by you for the account of the undersigned.

     If the undersigned instructs you to tender the Old Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf
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of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that (i) the holder is not an "affiliate" of the Issuer or of Bermuda Holdings, (ii) any Exchange Notes to be received by the holder are being acquired in the ordinary course of its business, and (iii) the holder has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities
Act) of such Exchange Notes. If the undersigned is a broker-dealer that will receive Exchange Notes for its own account in exchange for Old Notes, it represents that such Old Notes were acquired as a result of market-making activities or other trading activities, and it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. A broker-dealer that acquired Old Notes in a transaction other than as part of its market-making or other trading activities will not be able to participate in the Exchange Offer. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes, such broker-dealer is not deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933, as amended.


                                   SIGN HERE

Name of beneficial owner(s):
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Signature(s):
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Name(s) (please print):
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Address:
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Telephone Number:
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Taxpayer Identification or Social Security Number:
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Date:
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